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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  DELPHI FINANCIAL GROUP, INC.
     (Exact name of registrant as specified in its charter)


                    Delaware                              13-3427277
    (State of incorporation or organization)            (IRS Employer
                                                      Identification No.)

1105 North Market Street, Suite 1230, Wilmington, Delaware       19801
        (Address of principal executive offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered

  Class A Common Stock, $.01 par value          New York Stock Exchange


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
     Instruction A.(c)(1), please check the following box:    [  ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
     A.(c)(2), please check the following box:                [  ]


Securities to be registered pursuant to Section 12(g) of the Act:


                               None
                         (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered.

               The description of the Class A Common Stock, $.01 par value (the "Class A Stock"), of Delphi Financial Group, Inc. (the "Company") contained in the Company's Registration Statement on Form S-3 (File Number 33-77028), as filed with the Securities and Exchange Commission
          (the "SEC") on June 8, 1994, is incorporated herein by reference. Each prospectus in which such description is included that is hereafter filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement. A copy of such description will be filed with copies of the listing application filed by the Company with the New York Stock Exchange, Inc.
          (the "Exchange") with respect to the Class A Stock.

Item 2.   Exhibits

          1. The exhibits referenced in Instruction II of the Instructions relating to the Exhibits to Form 8-A will be filed with each copy of this Registration
               Statement filed with the Exchange.




                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   DELPHI FINANCIAL GROUP, INC.
                                   (Registrant)


October 15, 1996                   By: /s/ JANE R. DUNLAP
                                       ----------------------------
                                       Jane R. Dunlap
                                       Vice President and Treasurer